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                                                                    EXHIBIT 99.1

                          BIOSHIELD TECHNOLOGIES, INC.

                  PROXY FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

                             ________________, 2000


THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BIOSHIELD BOARD OF DIRECTORS.


The undersigned, a holder of record of shares of common stock, par value $0.001 per share ("Common Stock"), of BioShield Technologies, Inc. (the "Company") hereby appoints Timothy C. Moses and Scott Parliament, or either of them, with full power of substitution, for and on behalf of the undersigned, and with all powers the undersigned would possess if personally present, including discretionary power upon other matters properly coming before the 2000 annual meeting of stockholders (the "Annual Meeting"), as proxies to represent and vote
all shares of Common Stock held of record by the undersigned on [   ], 2000, as
designated below, at the Annual Meeting to be held on Monday, [    ], 2000 at
[time] a.m. Eastern Standard Time (and any adjournments, postponements, continuations or reschedulings thereof), at [location], Georgia, upon the following matters and any other matter as may properly come before the Annual
Meeting:

1. Approval of issuance of shares of common stock necessary in order to effect the merger described in the Agreement and Plan of Merger, dated as of June 30, 2000, among AHT Corporation, a Delaware corporation, AHT Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, and the Company, pursuant to which AHT Corporation will be merged with and into AHT Acquisition Corp.

                  [ ] FOR           [ ] AGAINST               [ ] ABSTAIN


2.       Election of five Directors to serve on the Board of Directors:

         Class I Director:     Martin Savarick

         Class II Directors:   Carl T. Garner        Edward U. Miller

         Class III Directors:  Timothy C. Moses      Hugh R. Lamle


           [ ] FOR all the nominees listed above (except as marked to the contrary below).

           [ ] WITHHOLD AUTHORITY to vote for all the nominees listed above.

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
             WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)




3. Proposal to amend the Company's Articles of Incorporation and Bylaws to provide that holders of 10 percent or more of the Company's capital stock may call a special meeting of shareholders and to eliminate fair price requirements enacted by the Company.


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          [ ] FOR               [ ] AGAINST              [ ] ABSTAIN


4. Proposal to confirm the issuance of common stock of the Company's majority-owned subsidiary, Electronic Medical Distribution, Inc., or eMD, which is exchangeable for BioShield common stock, and related warrants, and to approve the issuance of shares of BioShield common stock in excess of 19.99 percent of the then-outstanding shares of BioShield common stock, if required in connection with the exchange of the eMD common stock for BioShield common stock and the exercise of the warrants.

          [ ] FOR               [ ] AGAINST              [ ] ABSTAIN


5. Proposal to confirm, as separate matters, two equity credit agreements, under which shares of common stock of the Company may be issued from time to time, and to approve the issuance of shares of common stock in excess of 19.99 percent of the then-outstanding shares, if required in connection with either of the equity credit agreements.

                  a) to confirm the June, 1999 private equity credit agreement and approve the issuance of shares of shares of common stock in excess of 19.99 percent of the then-outstanding shares, if required in connection with that agreement:

          [ ] FOR              [ ] AGAINST             [ ] ABSTAIN

                  b) to confirm the June, 2000 private equity credit agreement and approve the issuance of shares of shares of common stock in excess of 19.99 percent of the then-outstanding shares, if required in connection with that agreement:

          [ ] FOR              [ ] AGAINST             [ ] ABSTAIN



6. Proposal to confirm the issuance of shares of a series of convertible preferred stock, and to approve the issuance of shares of common stock in excess of 19.99 percent of the then-outstanding shares, if required in connection with the conversion of the preferred stock.

           [ ] FOR             [ ] AGAINST             [ ] ABSTAIN


7. Proposal to confirm amendments to the Company's stock incentive plan to increase the number of shares of common stock reserved for issuance under the plan from 400,000 shares to 2,000,000 shares, and to allow holders of more than 10% of the outstanding shares of the Company's common stock to participate in the plan.

          [ ] FOR               [ ] AGAINST              [ ] ABSTAIN



             (Continued and to be dated and signed on reverse side)



8. Proposal to ratify the appointment of Grant Thornton LLP as the independent auditors of the Company for the fiscal year ending June 30, 2000.


          [ ] FOR               [ ] AGAINST              [ ] ABSTAIN



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         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments, postponements, continuations or reschedulings thereof. This proxy, when properly executed and returned in a timely manner, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters.
         IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS ONE, TWO, THREE, FOUR, FIVE, SIX, SEVEN AND EIGHT AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS ONE, TWO, THREE, FOUR, FIVE. SIX, SEVEN AND EIGHT.


         The undersigned hereby acknowledges prior receipt of the notice of annual meeting of stockholders and joint proxy statement/prospectus dated ________________, 2000, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.


         If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.


         [ ] I PLAN TO ATTEND THE SEPTEMBER 11, 2000, ANNUAL STOCKHOLDERS
             MEETING



         PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE ANNUAL MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.


                                          Dated:                  , 2000



                                          Signature of BioShield Stockholder or
                                          Authorized Representative

         Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. In the case of stock ownership in the name of two or more persons, all persons should sign. If a corporation, please sign in full corporation name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized persons.